UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 17, 2005




                                Citi Trends, Inc.
             (Exact name of registrant as specified in its charter)

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


                   Delaware                                     333-123028                            52-2150697

(State or other jurisdiction of incorporation)           (Commission File Number)                    (IRS Employer
                                                                                                  Identification No.)
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                    102 Fahm Street, Savannah, Georgia 31401
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (912) 236-1561


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2005, Citi Trends, Inc., a Delaware corporation (the "Company"), entered into an Underwriting Agreement (the "Underwriting Agreement") by and among the Company and CIBC World Markets Corp., ("CIBC"), Piper Jaffray & Co. ("Piper Jaffray"), SG Cowen & Co., LLC ("SG Cowen") and Wachovia Capital Markets, LLC ("Wachovia," and together with CIBC, Piper Jaffray and SG Cowen, the "Representatives") as representatives of the several underwriters (the "Underwriters") named in Schedule I thereto and the Selling Stockholders listed on Schedule II thereto (the "Selling Stockholders"). Pursuant to the Underwriting Agreement, among other things, the Company agreed to issue and sell to the underwriters an aggregate of 2,700,000 shares of its common stock, par value $0.01 per share, (the "Common Stock"), and the Selling Stockholders agreed to sell to the Underwriters an aggregate of 1,150,000 shares of Common Stock, in each case at a purchase price of $13.02 per share, in its initial public offering of its Common Stock. The Company also granted the underwriters an option to purchase up to 577,500 additional shares of Common Stock to cover over-allotments, if any.

Item 8.01. Other Events

On May 23, 2005, the Company closed its initial public offering of securities of 3,850,000 shares of Common Stock. The Company sold 2,700,000 shares of Common Stock and certain selling stockholders sold 1,150,000 shares of Common Stock.
In addition, the Company has granted to the underwriters a 30-day over-allotment option to purchase up to an additional 577,500 shares.

Total proceeds from the sale (net of underwriting discount and estimated offering expenses and not including the possible exercise of the underwriters' over-allotment option) were approximately $33.6 million. The Company plans to use the net proceeds of this offering to pay approximately $3.5 million to redeem all of its outstanding Series A preferred stock, par value $0.01 per share, and to pay all accrued and outstanding dividends thereon, approximately $1.5 million to repay all outstanding indebtedness under an existing loan and any remaining proceeds for new store openings, the acquisition, design and construction or lease of a new distribution center in fiscal 2006 and for general corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

1.1 Underwriting Agreement, dated May 17, 2005, by and among the Company and ("CIBC"), Piper Jaffray & Co. ("Piper Jaffray"), SG Cowen & Co., LLC ("SG Cowen") and Wachovia Capital Markets, LLC ("Wachovia," and together with CIBC, Piper Jaffray and SG Cowen, the "Representatives") as representatives of the several underwriters (the "Underwriters") named in Schedule I thereto and the Selling Stockholders listed on Schedule II thereto (incorporated by reference from the Registrant's Registration Statement on Form S-1 filed on February 28, 2005).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            CITI TRENDS, INC.



Date: May 23, 2005                          By:  /s/ Thomas W. Stoltz
                                                --------------------------------
                                              Name:  Thomas W. Stoltz
                                              Title: Chief Financial Officer




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                                  Exhibit Index

Exhibit No.     Description

1.1 Underwriting Agreement, dated May 17, 2005, by and among the Company and ("CIBC"), Piper Jaffray & Co. ("Piper Jaffray"), SG Cowen & Co., LLC ("SG Cowen") and Wachovia Capital Markets, LLC ("Wachovia," and together with CIBC, Piper Jaffray and SG Cowen, the "Representatives") as representatives of the several underwriters (the "Underwriters") named in Schedule I thereto and the Selling Stockholders listed on Schedule II thereto (incorporated by reference from the Registrant's Registration Statement on Form S-1 filed on February 28, 2005).